Exhibit (t)(1)

Filed Pursuant to Rule 424(b)
Registration Statement No. 333-[•]

FORM PROSPECTUS SUPPLEMENT
(To Prospectus Dated [•])

Brookfield Real Assets Income Fund Inc.

Common Shares

Brookfield Real Assets Income Fund Inc. (the “Fund,” “we,” “us,” or “our”) has entered into a distribution agreement dated [•] (the “Distribution Agreement”), with [•] (the “Distributor”), relating to the Fund’s common shares of stock, par value $0.001 (“Common Shares"), offered by this Prospectus Supplement and the accompanying Prospectus. The Distributor has entered into a sub-placement agent agreement dated [•] (the “Sub-Placement Agent Agreement”), with [•] (the “Sub-Placement Agent”), relating to the Fund's Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, we may offer and sell up to [•] of our Common Shares from time to time through the Sub-Placement Agent, as the sub-placement agent for the offer and sale of the Common Shares.

Under the Investment Company Act of 1940, as amended (the “1940 Act”), the Fund may not sell any Common Shares at a price below the current net asset value of such Common Shares, exclusive of any distributing commission or discount. The Fund is a diversified, closed-end management investment company that commenced investment operations in December 2016. Our investment objective is to seek high total return, primarily through high current income and secondarily, through growth of capital.

Our Common Shares are listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “RA.” The last reported sale price for our Common Shares on [•] was $[•] per share. The net asset value of our Common Shares at the close of business on [•] was $[•] per share.

Sales of our Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

The Distributor will be entitled to compensation of [•]% of the gross sales price per share for any Common Shares sold under the Distribution Agreement. Out of this commission rate, the Distributor will compensate the Sub-Placement Agent at a rate of [•]% of the gross proceeds of the sale of the Fund’s Common Shares sold through the Sub-Placement Agent. In connection with the sale of the Common Shares on our behalf, the Distributor may be deemed to be an “underwriter” within the meaning of the 1933 Act and the compensation of the Distributor may be deemed to be underwriting commissions or discounts.

Investing in our securities involves certain risks. You could lose some or all of your investment. Shares of closed-end investment companies frequently trade at a discount to their net asset value and this may increase the risk of loss to purchasers of our securities. You should carefully consider these risks together with all of the other information contained in this Prospectus Supplement and the accompanying Prospectus before making a decision to purchase our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities or determined if this Prospectus Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Prospectus, respectively. Our business, financial condition, results of operations and prospects may have changed since those dates. In this Prospectus Supplement and in the accompanying Prospectus, unless otherwise indicated, “Fund,” “us,” “our” and “we” refer to Brookfield Real Assets Income Fund Inc. This Prospectus Supplement also includes trademarks owned by other persons.

As permitted by regulations adopted by the SEC, paper copies of the Fund’s annual and semi-annual shareholder reports are no longer sent by mail, unless you specifically requested to receive paper copies of the reports. Instead, the reports are available on the Fund’s website (https://publicsecurities.brookfield.com/en). You will be notified by mail each time a report is posted and provided with a website link to access the report.

If you already elected to receive shareholder reports electronically, you will not be affected by this change and you need not take any action. You may elect to receive shareholder reports and other communications from the Fund electronically anytime by contacting your financial intermediary (such as a broker, investment adviser, bank or trust company) or, if you are a direct investor, by calling the Fund (toll-free) at (855) 777-8001 or by sending an email request to the Fund at publicsecurities.enquiries@brookfield.com.

You may elect to receive all future reports in paper free of charge. If you invest through a financial intermediary, you may contact your financial intermediary to request that you continue to receive paper copies of your shareholder reports. If you invest directly with the Fund, you may call (855) 777-8001 or send an email request to the Fund at publicsecurities.enquiries@brookfield.com to let the Fund know you wish to continue receiving paper copies of your reports. Your election to receive reports in paper will apply to all funds held in your account if you invest through your financial intermediary or all funds held with the fund complex if you invest directly with the Fund.

Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

____________________________________________________________

Prospectus Supplement dated [•]

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About this Prospectus Supplement	S-1
Cautionary Notice Regarding Forward-Looking Statements	S-1
Incorporation by Reference	S-1
Prospectus Supplement Summary	S-2
Summary of Fund Expenses	S-4
Use of Proceeds	S-5
Capitalization	S-5
Price Range of Common Shares	S-6
Plan of Distribution	S-7
Recent Developments	S-8
Legal Matters	S-8
Available Information	S-8

Prospectus

Cautionary Notice Regarding Forward-Looking Statements	[•]
Prospectus Summary	[•]
Summary of Fund Expenses	[•]
The Offer	[•]
The Fund	[•]
Use of Proceeds	[•]
Description of Common Shares	[•]
Investment Objective and Principal Investment Policies	[•]
Risk Factors and Special Considerations	[•]
Management of the Fund	[•]
Dividends and Distributions	[•]
Dividend Reinvestment Plan	[•]
Description of Capital Structure	[•]
Certain Provisions of Maryland Law and the Fund’s Charter and Bylaws	[•]
Closed-End Fund Structure	[•]
Repurchase of Common Shares	[•]
Net Asset Value	[•]
Limitation on Directors’ and Officers’ Liability	[•]
Taxation	[•]
Plan of Distribution	[•]
Custodian, Sub-Administrator, Fund Accountant, Transfer Agent and Dividend Disbursing Agent	[•]
Legal Matters	[•]
Independent Registered Public Accounting Firm	[•]
Additional Information	[•]
Privacy Principles of the Fund	[•]
Table of Contents of SAI	[•]

About this Prospectus Supplement

You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. The Fund has not, and the underwriters have not, authorized anyone to provide you with inconsistent information. If anyone provides you with inconsistent information, you should not assume that the Fund or the underwriters have authorized or verified it. The Fund is not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in this Prospectus Supplement and the accompanying Prospectus is accurate as of any date other than the date on the front hereof or thereof. The Fund’s business, financial condition, results of operations and prospects may have changed since those date.

This document has two parts. The first part is this Prospectus Supplement, which describes the terms of this offering of Common Shares and also adds to and updates information contained in the accompanying Prospectus. The second part is the accompanying Prospectus, which gives more general information and disclosure. To the extent the information contained in this Prospectus Supplement differs from or is additional to the information contained in the accompanying Prospectus, you should rely only on the information contained in this Prospectus Supplement. You should read this Prospectus Supplement and the accompanying Prospectus before investing in the Common Shares.

Cautionary Notice Regarding Forward-Looking Statements

This Prospectus Supplement, the accompanying Prospectus and the Fund’s Statement of Additional Information (“SAI”) contain “forward-looking statements.” Forward-looking statements can be identified by the words “may,” “will,” “intend,” “expect,” “estimate,” “continue,” “plan,” “anticipate,” and similar terms and the negative of such terms. Such forward-looking statements may be contained in this Prospectus Supplement as well as in the accompanying Prospectus. By their nature, all forward-looking statements involve risks and uncertainties, and actual results could differ materially from those contemplated by the forward-looking statements. Several factors that could materially affect our actual results are the performance of the portfolio of securities we hold, the price at which our shares will trade in the public markets and other factors discussed in our periodic filings with the SEC. Currently known risk factors that could cause actual results to differ materially from our expectations include, but are not limited to, the factors described in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the accompanying Prospectus. We urge you to carefully review that section for a more detailed discussion of the risks of an investment in our securities.

Although we believe that the expectations expressed in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and are subject to inherent risks and uncertainties, such as those disclosed in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference in the accompanying Prospectus. All forward-looking statements contained or incorporated by reference in this Prospectus Supplement or the accompanying Prospectus are made as of the date of this Prospectus Supplement or the accompanying Prospectus, as the case may be. Except for our ongoing obligations under the federal securities laws, we do not intend, and we undertake no obligation, to update any forward-looking statement. The forward-looking statements contained in this Prospectus Supplement, the accompanying Prospectus and the SAI are excluded from the safe harbor protection provided by section 27A of the Securities Act of 1933, as amended.

Incorporation by Reference

This Prospectus Supplement and the accompanying Prospectus are part of a registration statement filed with the SEC. Pursuant to the final rule and form amendments adopted by the SEC on April 8, 2020, to implement certain provisions of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the Fund is permitted to “incorporate by reference” the information filed with the SEC, which means that the Fund can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus Supplement, and later information that the Fund files with the SEC will automatically update and supersede this information.

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Rule 30(b)(2) under the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering will be incorporated by reference into this Prospectus Supplement and deemed to be part of this Prospectus Supplement and accompanying Prospectus from the date of the filing of such reports and documents:

•	the Fund’s Statement of Additional Information, dated [•], filed with the accompanying Prospectus;

•	the Fund’s Annual Report on Form N-CSR for the fiscal period ended [•], filed with the SEC on [•];

•	the Fund’s Semi-Annual Report on Form N-CSR for the fiscal period ended [•], filed with the SEC on [•];

•	the Fund’s Proxy Statement on Schedule 14A, filed with the SEC on [•]; and

•	the Fund’s description of Common Shares on Form 8-A12B, filed on November 23, 2016.

You may obtain copies of any information incorporated by reference into this Prospectus Supplement and accompanying Prospectus at no charge, by calling 1-855-777-8001, by writing to the Fund or visiting the Fund’s website https://publicsecurities.brookfield.com/en. In addition, the SEC maintains a website at www.sec.gov, free of charge, that contains these reports, the Fund’s proxy and information statements, and other information relating to the Fund.

Prospectus Supplement Summary

This is only a summary of information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus. This summary does not contain all of the information that you should consider before investing in the Fund’s Common Shares. You should carefully read the more detailed information contained in this Prospectus Supplement and the accompanying Prospectus, especially the information set forth under the heading “Investment Objective and Principal Investment Policies” and in the Fund’s Annual Report under the heading “Additional Fund Information—Risk Factors and Special Considerations,” which is also incorporated by reference into the accompanying Prospectus. You may also request a copy of the Fund's SAI, dated [•], which contains additional information about the Fund. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the accompanying Prospectus.

The Fund	The Fund is a diversified, closed-end management investment company that commenced investment operations in December 2016. The Fund’s investment objective is to seek high total return, primarily through high current income and secondarily, through growth of capital.

Management of the Fund

Brookfield Public Securities Group LLC (the “Investment Adviser” or “PSG”) furnishes a continuous investment program for the Fund, makes the day-to-day investment decisions for the Fund, arranges the portfolio transactions of the Fund, and generally manages the Fund’s investments in accordance with the stated policies of the Fund, subject to the general supervision of the Fund’s Board of Directors. Pursuant to the investment advisory agreement, the Investment Adviser may delegate any or all of its responsibilities to one or more investment sub-advisers, which may be affiliates of the Investment Adviser, subject to the approval of the Fund’s Board of Directors and holders of Common Shares of the Fund.

The Investment Adviser has entered into a sub-advisory agreement with Oaktree Capital Management, L.P. (“Oaktree,” or the “Sub-Adviser”). The Investment Adviser leverages the expertise of Oaktree to manage a portion of the Fund’s securitized credit allocation, with a focus on its investments in commercial mortgage-backed securities and related assets. As investment adviser, PSG determines, and has oversight responsibility for, the Fund’s securitized credit allocations managed by Oaktree.

Listing and Symbol	The Fund’s currently outstanding shares of common stock, par value $0.001 per share (“Common Shares”), are, and the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus will be, subject to notice of issuance, listed on the New York Stock Exchange (the “NYSE”) under the symbol “RA.” As of [•], the net asset value (“NAV”) of the Fund’s Common Shares, the last reported sales price for the Fund’s Common Shares on the NYSE and the percentage premium to NAV were $[•], $[•] per share and [•]%, respectively.

The Offering

The Fund has entered into a distribution agreement dated [•] (the “Distribution Agreement”), with [•] (the “Distributor”), relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. The Distributor has entered into a sub-placement agent agreement dated [•] (the “Sub-Placement Agent Agreement”), with [•] (the “Sub-Placement Agent”), relating to the Fund’s Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell up to [•] of our Common Shares from time to time through the Sub-Placement Agent, as the sub-placement agent for the offer and sale of the Common Shares. As of [•], the Fund has sold [•] Common Shares pursuant to the Distribution Agreement and [•] Common Shares remain available for sale under this Prospectus Supplement and the accompanying Prospectus.

Our Common Shares are listed on NYSE under the symbol “RA.” As of [•], the last reported sale price for our Common Shares was $[•] per share.

Risks	For a discussion of factors you should consider before deciding to invest in the Fund’s Common Shares, see the information contained under the heading “Additional Fund Information—Risk Factors and Special Considerations” in the Fund’s Annual Report, which is also incorporated by reference into the accompanying Prospectus.

Use of Proceeds

The Fund intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. See “The Offer—Purpose of the Offer,” “Investment Objective and Investment Policies” in the accompanying Prospectus. In addition, for information about the Fund’s Investment Restrictions, see the information contained under the heading “Additional Fund Information—Investment Restrictions” in the Fund’s Annual Report, which is also incorporated by reference into the SAI.

Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest, and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes.

Summary of Fund Expenses

The following table contains information about the costs and expenses that holders of Common Shares will bear directly or indirectly. The table is based on the capital structure of the Fund as of [•] (except as noted below) after giving effect to the anticipated net proceeds of the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus and assuming the Fund incurs the estimated offering expenses. If the Fund issues fewer than all of the Common Shares available for sale pursuant to the Distribution Agreement and the net proceeds to the Fund are less, all other things being equal, the total annual expenses shown would increase. The purpose of the table and the example below is to help you understand the fees and expenses that you, as a holder of Common Shares, would bear directly or indirectly.

Shareholder Transaction Expenses

Sales load (as a percentage of offering price)	[•]	%(1)
Offering expenses borne by the Fund (as a percentage of offering price)	[•]	%(2)
Automatic Dividend Reinvestment Plan fees	None

As a Percentage of Net Assets Attributable to Common Shares
Annual Expenses
Management fees(3)	[•]	%
Interest payments on borrowed funds(4)	[•]	%
Other expenses(5)	[•]	%
Total annual expenses	[•]	%

(1)	Represents the estimated commission with respect to the Common Shares being sold under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus, if any, may be less than as set forth under “Capitalization” below. In addition, the price per Common Share of any such sale may be greater or less than the price set forth under “Capitalization” below, depending on market price of the Common Shares at the time of any such sale.
(2)	Assumes the sale of [•] Common Shares at a sales price of $[•] per Common Share, which represents the last reported sales price of the Common Shares on the NYSE on [•]. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $[•] per Common Shares, depending on the market price of the Common Shares at the time of any such sale.
(3)	The Fund pays the Adviser an annual fee, payable monthly, in an amount equal to 1.00% of the Fund’s average daily Managed Assets (net assets plus any assets attributable to financial leverage). The fee shown above is based upon outstanding financial leverage of [•]% of the Fund’s Managed Assets (the total assets of the Fund, including the assets attributable to the proceeds from any forms of financial leverage, minus liabilities, other than liabilities related to any financial leverage). If financial leverage of more than [•]% of the Fund’s Managed Assets is used, the management fees shown would be higher.
(4)	Assumes financial leverage of [•]% of the Fund’s Managed Assets, based upon the Fund’s outstanding borrowings as of [•], after giving effect to anticipated net proceeds of the offering of approximately $[•] in borrowings outstanding under the Fund’s credit facility and $[•] of reverse repurchase agreements at a weighted average daily interest rate of [•]% and [•]% for the credit facility and reverse repurchase agreements, respectively.
(5)	Other expenses are estimated based upon those incurred during the fiscal period ended [•].

Example

The following example illustrates the expenses that you would pay on a $1,000 investment in Common Shares, assuming (1) “Total annual expenses” of [•]% of net assets attributable to Common Shares, (2) the sales load of $[•] and estimated offering expenses of $[•], and (3) a 5% annual return*:

	1 Year		3 Years		5 Years		10 Years
Total Expenses Incurred	$	[•]	$	[•]	$	[•]	$	[•]

*	The example should not be considered a representation of future expenses or returns. Actual expenses may be higher or lower than those assumed. Moreover, the Fund’s actual rate of return may be higher or lower than the hypothetical 5% return shown in the example. The example assumes that the estimated “Other expenses” set forth in the Annual Expenses table are accurate and that all dividends and distributions are reinvested at NAV.

Use of Proceeds

Sales of Common Shares, if any, under this Prospectus Supplement and the accompanying Prospectus may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. Assuming the sale of the [•] Common Shares available for sale under this Prospectus Supplement and the accompanying Prospectus, the net proceeds to the Fund from this offering will be approximately $[•] (assuming a price of $[•] per Common Share, which was the last reported sales price of the Common Shares on the NYSE on [•]) after deducting the estimated commission and estimated offering expenses.

The Fund intends to invest the net proceeds of any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus in accordance with its investment objective and policies as stated in the accompanying Prospectus. It is currently anticipated that the Fund will be able to invest substantially all of the net proceeds of the offering in accordance with its investment objective and policies within three months after receipt of such proceeds. See “The Offer—Purpose of the Offer,” and “Investment Objective and Investment Policies” in the accompanying Prospectus and the information contained under the heading “Additional Information About the Fund—Investment Restrictions” in the Fund’s Annual Report, which is also incorporated by reference into the SAI. Pending such investment, it is anticipated that the proceeds will be invested in cash, cash equivalents or other securities, including U.S. government securities or high quality, short-term debt securities. The Fund may also use the proceeds for working capital purposes, including the payment of distributions, interest, and operating expenses, although the Fund currently has no intent to issue Common Shares primarily for these purposes.

Capitalization

In accordance with the terms of the Distribution Agreement, the Fund may offer and sell up to [•] Common Shares, from time to time, through the Distributor (or the Sub-Placement Agent) as the Fund’s agent for the offer and sale of Common Shares. As of [•], the Fund has issued and sold [•] Common Shares pursuant to the Distribution Agreement and [•] Common Shares remain available for sale under this Prospectus Supplement and the accompanying Prospectus. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus. The table below assumes that the Fund will sell [•] Common Shares at a price of $[•] per Common Share (the last reported sales price of the Common Shares on the NYSE on [•]). Actual sales, if any, of the Common Shares under this Prospectus Supplement and the accompanying Prospectus may be at a price greater or less than $[•] per Common Share, depending on the market price of the Common Shares at the time of any such sale. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day.

The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the minimum price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the minimum price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The following table sets forth the Fund’s capitalization at [•]:

(i)	on a historical basis;

(ii)	on an as adjusted basis, as of [•], to reflect the issuance of an aggregate of [•] Common Shares pursuant to the Fund’s Automatic Dividend Reinvestment Plan, and the application of the net proceeds from such issuances of Common Shares; and the issuance and sale of [•] Common Shares pursuant to the Distribution Agreement issued and sold after [•], but prior to [•] (less the commission paid and offering expenses payable by the Fund in connection with the issuance and sale of such Common Shares); and an increase in outstanding borrowings to $[•]; and

(iii)	on an as further adjusted basis to reflect the assumed sale of [•] Common Shares at a price of $[•] per share (the last reported sale price of the Common Shares on the NYSE on [•]), in an offering under this Prospectus Supplement and the accompanying Prospectus less the assumed commission of $[•] (representing an estimated commission paid to the Distributor of [•]% of the gross proceeds of the sale of Common Shares in this offering), and estimated offering expenses payable by the Fund of $[•].

	Actual		As Adjusted (unaudited)		As Further Adjusted (unaudited)
Short-Term Debt:
Borrowings	$	[•]	$	[•]	$	[•]
Common Stockholder’s Equity:
Paid-in capital	$	[•]	$	[•]	$	[•]
Accumulated losses	$	[•]	$	[•]	$	[•]
Net Assets	$	[•]	$	[•]	$	[•]

Price Range of Common Shares

The following table sets forth the high and low market prices for the Common Shares on the NYSE, for each full quarterly period during the last two fiscal years and during the current fiscal year period, along with the NAV and discount or premium to NAV for each quotation.

	Market Price ($)		Net Asset Value ($)		Premium/ (discount) to net asset value
	High	Low	High	Low	High		Low
Period Ended
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%
[•]	[•]	[•]	[•]	[•]	[•]	%	[•]	%

Set forth below is information with respect to the Fund’s outstanding securities as of [•]:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding Exclusive of Common Shares Held by the Fund or for its Own Account
Common Shares	[•]	[•]	[•]

On [•], the Fund’s NAV was $[•] and the last reported sale price of a common share on the NYSE was $[•], representing a [•]% premium to such NAV. The Fund cannot predict whether its Common Shares will trade in the future at a premium to or discount from NAV, or the level of any premium or discount.

Plan of Distribution

The Fund has entered into a Distribution Agreement, dated [•], with [•], pursuant to which the Fund may offer and sell up to [•] Common Shares, from time to time, through the Distributor, in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act. As of [•], the Fund has issued and sold [•] Common Shares pursuant to the Distribution Agreement and [•] Common Shares remain available for sale under this Prospectus Supplement and the accompanying Prospectus. The minimum price on any day at which Common Shares may be sold will not be less than the minimum price, which will be equal to the then current NAV per Common Share plus the per Common Share amount of the commission to be paid to the Distributor. The Fund and the Distributor will determine whether any sales of Common Shares will be authorized on a particular day. The Fund and the Distributor, however, will not authorize sales of Common Shares if the price per share of the Common Shares is less than the minimum price. The Fund and the Distributor may elect not to authorize sales of Common Shares on a particular day even if the price per share of the Common Shares is equal to or greater than the minimum price, or may only authorize a fixed number of Common Shares to be sold on any particular day. The Fund and the Distributor will have full discretion regarding whether sales of Common Shares will be authorized on a particular day and, if so, in what amounts.

The Distributor may enter into sub-placement agent agreements with one or more selected dealers. The Distributor has entered into a Sub-Placement Agent Agreement, dated [•], with [•] relating to the Common Shares offered by this Prospectus Supplement and the accompanying Prospectus. In accordance with the terms of the Sub-Placement Agent Agreement, the Fund may offer and sell its Common Shares from time to time through the Sub-Placement Agent as sub-placement agent for the offer and sale of its Common Shares.

The Distributor (or the Sub-Placement Agent) will provide written confirmation to the Fund not later than the opening of the trading day on the NYSE following any trading day on which Common Shares are sold. Each confirmation will include the number of Common Shares sold on the preceding day, the net proceeds to the Fund and the compensation payable by the Fund to the Distributor in connection with the sales.

The Fund will compensate the Distributor with respect to sales of Common Shares at a commission rate of [•]% of the gross proceeds of the sale of Common Shares. Out of this commission, the Distributor will compensate the Sub-Placement Agent at a rate of up to [•]% of the gross sales proceeds of the sale of the Common Shares sold by the Sub-Placement Agent. There is no guarantee that there will be any sales of Common Shares under this Prospectus Supplement and the accompanying Prospectus.

Settlement for sales of Common Shares will occur on the second trading day following the date on which such sales are made in return for payment of the net proceeds to the Fund. There is no arrangement for funds to be deposited in escrow, trust, or similar arrangement.

In connection with the sale of Common Shares on behalf of the Fund, the Distributor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Distributor may be deemed to be underwriting commissions or discounts.

The Fund has agreed to indemnify the Distributor against certain civil liabilities, including liabilities under the Securities Act. The Distributor has agreed to indemnify the Sub-Placement Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of Common Shares pursuant to the Distribution Agreement will terminate upon the earlier of (1) the sale of all Common Shares subject to the Distribution Agreement or (2) the termination of the Distribution Agreement. The Distribution Agreement may be terminated at any time, without the payment of any penalty, by the Fund or by the Distributor, on sixty days’ written notice to the other party.

The Common Shares may not be sold through the Distributor or the Sub-Placement Agent without delivery or deemed delivery of this Prospectus Supplement and the accompanying Prospectus describing the method and terms of the offering of the Common Shares.

The Sub-Placement Agent, its affiliates or their respective employees hold or may hold in the future, directly or indirectly, investment interests in the Fund. The interests held by the Sub-Placement Agent, its affiliates or their respective employees are not attributable to, and no investment discretion is held by, the Sub-Placement Agent, its affiliates, or their respective affiliates.

The principal business address of Equiniti Trust Company, LLC is 90 Park Avenue, New York, New York 10016. The principal business address of UBS Securities LLC is 1285 Avenue of the America, New York, New York 10019.

Recent Developments

[To be provided.]

Legal Matters

Certain legal matters in connection with the Common Shares will be passed upon for the Fund by Paul Hastings LLP and, with respect to certain matters of Maryland law, by Venable LLP. Paul Hastings LLP may rely on the opinion of Venable LLP as to certain matters of Maryland law.

Available Information

We are subject to the informational requirements of the Exchange Act and the 1940 Act and are required to file reports, including annual and semi-annual reports, proxy statements and other information with the Commission. These documents are available on the SEC’s website at www.sec.gov.

This Prospectus Supplement and the accompanying Prospectus do not contain all of the information in our registration statement, including amendments, exhibits, and schedules. Statements in this Prospectus Supplement and the accompanying Prospectus about the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by this reference.

Additional information about us can be found in our registration statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a website (http://www.sec.gov) that contains our registration statement, other documents incorporated by reference, and other information we have filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

Brookfield Real Assets Income Fund Inc.

[•] Shares of Common Shares

PROSPECTUS SUPPLEMENT

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